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                                                                     EXHIBIT 3.2


                           AMENDED AND RESTATED BYLAWS

                                       OF

                               CISCO SYSTEMS, INC.

                 (AS AMENDED MARCH 10, 1985, DECEMBER 10, 1987,
               OCTOBER 11, 1988, DECEMBER 20, 1989, JULY 31, 1996,
              JUNE 8, 1998, NOVEMBER 10, 1999 and JANUARY 9, 2001)


                                   Article 1.

                                    - OFFICES

        Section 1.01 The principal executive offices of Cisco Systems, Inc. (the "Corporation") shall be at such place inside or outside the State of California as the Board of Directors may determine from time to time.

        Section 1.02 The Corporation may also have offices at such other places as the Board of Directors may from time to time designate, or as the business of the Corporation may require

                                   Article 2.

                            - SHAREHOLDERS' MEETINGS

        Section 2.01 Annual Meetings. The annual meeting of the shareholders of the Corporation for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting shall be held each year on the second Thursday in November at 10:00 a.m. at the principal office of the Corporation, or at such other time and place as may be determined by the Board of Directors.

        Section 2.02 Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board, by the President, by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation on the record date established pursuant to Article 5, Section 5.01 of these Bylaws. The person or persons calling any such meeting shall concurrently specify the purpose of such meeting and the business proposed to be transacted at such meeting. In connection with any special meeting called in accordance with the provisions of this Article 2, Section 2.02, upon request in writing sent by registered mail to the Chairman of the Board, the President, a Vice President or the Secretary of the Corporation, or delivered to any such officer in person, by the person or persons calling such meeting (such request, if sent by a shareholder or shareholders, to include the information required by Article 2, Section 2.12 of these Bylaws), it shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice of such meeting to be given in accordance with Article 2, Section 2.04 of these Bylaws as promptly as reasonably practicable and, in connection therewith, to establish the place and, subject to
Section 601(c) of the California Corporations' Code, the date and hour of such meeting. Within five (5) business

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days after receiving such a request from a shareholder or shareholders of the
Corporation, the Board of Directors shall determine whether such shareholder or shareholders have satisfied the requirements for calling a special meeting of the shareholders and notify the requesting party or parties of its finding.


        Section 2.03 Place. All meetings of the shareholders shall be at any place within or without the State of California designated either by the Board of Directors or the President of the Corporation. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the Corporation.

        Section 2.04 Notice. Notice of meetings of the shareholders of the Corporation shall be given in writing to each shareholder entitled to vote, either personally or by first-class mail (unless the Corporation has 500 or more shareholders determined as provided by the California Corporations Code on the record date for the meeting, in which case notice may be sent by third-class mail) or other means of written communication, charges prepaid, addressed to the shareholder at his address appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. Notice of any such meeting of shareholders shall be sent to each shareholder entitled thereto not less than ten (10) days (or, if sent by third-class mail, thirty (30) days) nor more than sixty (60) days before the meeting. Said notice shall state the place, date and hour of the meeting and, (1) in the case of special meetings, the purpose of the meeting and the business proposed to be transacted, or (2) in the case of annual meetings, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, and (3) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented by management for election.

        Section 2.05 Adjourned Meetings. Any shareholders' meeting may be adjourned from time to time by (1) the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy or (2) the presiding officer of the meeting. Written notice of the place, date and hour of any adjourned meeting need not be given if such place, date and hour are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than forty-five (45) days or, if after the adjournment, a new record date is fixed for the adjourned meeting, written notice of the place, date and hour of the adjourned meeting must be given in conformity with Article 2, Section 2.04 of these Bylaws. At any adjourned meeting, any business may be transacted which properly could have been transacted at the original meeting.

        Section 2.06 Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the shares entitled to vote at any meeting constitutes a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum or, if required by the California Corporations Code or the Articles of Incorporation of the Corporation, the vote of a greater number or voting by classes.



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        In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but no other business may be transacted, except as provided above.

        Section 2.07 Consent to Shareholder Action. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares on the record date established pursuant to Article 5, Section 5.01 of these Bylaws having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that (1) unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous written consent shall be given as required by the California Corporations Code, and (2) directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

        Any written consent may be revoked by a writing received by the Secretary of the Corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

        Section 2.08 Waiver of Notice. The transactions of any meeting of shareholders, however called and noticed, and whenever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 2.09 Voting. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed in a writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting, unless the writing states that it is irrevocable and satisfies Section 705(e) of the California Corporations Code, in which event it is irrevocable for the period specified in said writing and said Section 705(e). The voting at meetings of shareholders need not be by ballot, but any qualified shareholder before the voting begins may demand that voting be by ballot, each of which shall state the name of the shareholder or proxy voting and the number of shares voted by such shareholder or proxy.

        Section 2.10 Record Dates. In the event the Board of Directors fixes a day for the determination of shareholders of record entitled to vote as provided in Article 5, Section 5.01 of these Bylaws, then, subject to the provisions of the General Corporation Law of the State of California, only persons in whose name shares entitled to vote stand on the stock records of the Corporation at the close of business on such day shall be entitled to vote.



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        If no record date is fixed:

        The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

        In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting or request a special meeting of the shareholders, the Board of Directors shall fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent or request a special meeting of the shareholders shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in no event later than twenty-eight
(28) days after the date on which such request is received, adopt a resolution fixing the record date; and

        The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

        A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

        Section 2.11 Order of Business.

        The Chairman of the Board, or such other officer of the Corporation designated by a majority of the Board of Directors, will call meetings of the shareholders to order and will act as presiding officer thereof. Unless otherwise determined by the Board of Directors prior to the meeting, the presiding officer of the meeting of the shareholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than shareholders of the Corporation or their duly appointed proxies) who may attend any such shareholders' meeting,
(ii) ascertaining whether any shareholder or his proxy may be excluded from any meeting of the shareholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the shareholders.

        At an annual meeting of the shareholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors, or (iii) otherwise properly requested to be brought before the meeting by a shareholder of the



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Corporation in accordance with the immediately succeeding sentence. For business to be properly requested by a shareholder to be brought before an annual meeting, the shareholder must (i) be a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the Board of Directors, (ii) be entitled to vote at such meeting, and (iii) have given timely written notice thereof to the Secretary in accordance with Article 2,
Section 2.12 of these Bylaws.

        Nominations of persons for election as Directors of the Corporation may be made at an annual meeting of shareholders only (i) by or at the direction of the Board of Directors or (ii) by any shareholder who is a shareholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the Board of Directors, who is entitled to vote for the election of directors at such meeting and who has given timely written notice thereof to the Secretary in accordance with Article 2, Section 2.12 of these Bylaws. Only persons who are nominated in accordance with this Article 2, Section 2.11 will be eligible for election at a meeting of shareholders as Directors of the Corporation.

        At a special meeting of shareholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Chairman of the Board, the President, a Vice President or the Secretary or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the Board of Directors.

        The determination of whether any business sought to be brought before any annual or special meeting of the shareholders is properly brought before such meeting in accordance with this Article 2, Section 2.11, and whether any nomination of a person for election as a Director of the Corporation at any annual meeting of the shareholders was properly made in accordance with this
Article 2, Section 2.11, will be made by the presiding officer of such meeting. If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made, he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.

        Section 2.12 Advance Notice of Shareholder Proposals and Director Nominations. To be timely for purposes of Article 2, Section 2.11 of these Bylaws, a shareholder's notice must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not less than sixty (60) nor more than ninety (90) calendar days prior to the anniversary date of the date (as specified in the Corporation's proxy materials for its immediately preceding annual meeting of shareholders) on which the Corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders ; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of shareholders was called, to be timely, notice by the shareholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made. In no event will the public announcement of an adjournment of an annual meeting of



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shareholders commence a new time period for the giving of a shareholder's not as provided above.

        In the case of a request by a shareholder for business to be brought before any annual meeting of shareholders, a shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such shareholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

        In the case of a nomination by a shareholder of a person for election as a director of the Corporation at any annual meeting of shareholders, a shareholder notice to the Secretary must set forth (i) the shareholders intent to nominate one or more persons for election as a director of the Corporation, the name of each such nominee proposed by the shareholder giving the notice, and the reason for making such nomination at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is proposed, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the shareholder proposing such nomination and by the beneficial owner, if any, on whose behalf the nomination is proposed, and (iv) any material interest of such shareholder proposing such nomination and the beneficial owner, if any, on whose behalf the proposal is made, (v) a description of all arrangements or understandings between or among any of (A) the shareholder giving the notice, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder giving the notice, (vi) such other information regarding each nominee proposed by the shareholder giving the notice as would be required to be included in a proxy statement filed in accordance with the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, and (vii) the signed consent of each nominee proposed by the shareholder giving the notice to serve as a director of the Company if so elected.

        Any shareholder or shareholders seeking to call a special meeting pursuant to Article 2, Section 2.02 of these Bylaws shall provide information comparable to that required by the preceding paragraphs, to the extent applicable, in any request made pursuant to such Article and Section.

        Notwithstanding the provisions of Sections 2.11 and 2.12 of this Article 2, a shareholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in Sections 2.11 and 2.12 of this Article 2. Nothing in Sections 2.11 and 2.12 of this Article 2 will be deemed to affect any rights of shareholders to request inclusion of proposals in the



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Corporation's proxy statement in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

        For purposes of this Article 2, Section 2.12, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to shareholders.

                                   Article 3.

                              - BOARD OF DIRECTORS

        Section 3.01 Powers. Subject to any limitations in the Restated Articles of Incorporation or these Amended and Restated Bylaws and to any provision of the California Corporations Code requiring shareholder authorization or approval for a particular action, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by, or under the direction of, the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed, and all corporate powers shall be exercised, under the ultimate direction of the Board of Directors.

        Section 3.02 Number and Qualification of Directors. The number of authorized directors of this Corporation shall be not less than eight (8) nor more than fifteen (15), the exact number of directors to be fixed from time to time within such range by a duly adopted resolution of the Board of Directors or shareholders.

        Directors shall hold office until the next annual meeting of shareholders and until their respective successors are elected. If any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. Directors need not be shareholders.

        Section 3.03 Regular Meetings. A regular annual meeting of the Board of Directors shall be held without other notice than this Bylaw provision immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide for other regular meetings from time to time by resolution.

        Section 3.04 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President of the Corporation or any two (2) directors. Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally or by telephone or telegraph to each director at least forty-eight
(48) hours before the meeting, or sent to each director by first-class mail, postage prepaid, at least four (4) days before the meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director.



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        Section 3.05 Place of Meetings. Meetings of the Board of Directors may
be held at any place within or without the State of California, which has been designated in the notice, or if not stated in the notice or there is no notice, the principal executive office of the Corporation or as designated by the resolution duly adopted by the Board of Directors.

        Section 3.06 Participation by Telephone. Members of the Board of Directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.

        Section 3.07 Quorum. A quorum at all meetings of the Board of Directors shall be a majority of the authorized directors. In the absence of a quorum a majority of the directors present may adjourn any meeting to another time and place. If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the reconvened meeting to the directors who were not present at the time of adjournment.

        Section 3.08 Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

        Section 3.09 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        Section 3.10 Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

        Section 3.11 Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

        The entire Board of Directors or any individual director may be removed from office without cause by a vote of shareholders holding a majority of the outstanding shares entitled to vote at an election of directors; provided, however, that unless the entire Board of Directors is removed, no individual director may be removed when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire



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number of directors authorized at the time of the director's most recent election were then being elected.

        In the event an office of a director is so declared vacant or in case the Board of Directors or any one or more directors be so removed, new directors may be elected at the same meeting.

        Section 3.12 Resignations. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

        Section 3.13 Vacancies. Except for a vacancy created by the removal of a director, all vacancies in the Board of Directors, whether caused by resignation, death or otherwise, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual, regular or special meeting of the shareholders. Vacancies created by the removal of a director may be filled only by approval of the shareholders.

        Section 3.14 Compensation. No stated salary shall be paid directors, as such, for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of such Board; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        Section 3.15 Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors in the management of the business and affairs of the Corporation, except with respect to (a) the approval of any action requiring shareholders' approval or approval of the outstanding shares, (b) the filling of vacancies on the Board of Directors or any committee, (c) the fixing of compensation of directors for serving on the Board of Directors or a committee, (d) the adoption, amendment or repeal of Bylaws, (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable, (f) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors, and (g) the appointment of other committees of the Board of Directors or the members thereof.



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                                   Article 4.

                                   - OFFICERS

        Section 4.01 Number and Term. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer, all of which shall be chosen by the Board of Directors. The Corporation may also have a Chairman of the Board who shall be chosen by the Board of Directors. In addition, the Board of Directors may appoint such other officers as may be deemed expedient for the proper conduct of the business of the Corporation, each of whom shall have such authority and perform such duties as the Board of Directors may from time to time determine. The officers to be appointed by the Board of Directors shall be chosen annually at the regular meeting of the Board of Directors held after the annual meeting of shareholders and shall serve at the pleasure of the Board of Directors. If officers are not chosen at such meeting of the Board of Directors, they shall be chosen as soon thereafter as shall be convenient. Each officer shall hold office until his successor shall have been duly chosen or until his removal or resignation.

        Section 4.02 Inability to Act. In the case of absence or inability to act of any officer of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

        Section 4.03 Removal and Resignation. Any officer chosen by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of all the members of the Board of Directors.

        Any officer chosen by the Board of Directors may resign at any time by giving written notice of said resignation to the Corporation. Unless a different time is specified therein, such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors.

        Section 4.04 Vacancies. A vacancy in any office because of any cause may be filled by the Board of Directors for the unexpired portion of the term.

        Section 4.05 Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors.

        Section 4.06 President. The President shall be the general manager and chief executive officer of the Corporation, subject to the control of the Board of Directors, and as such shall preside at all meetings of shareholders, shall have general supervision of the affairs of the Corporation, shall sign or countersign or authorize another officer to sign all certificates, contracts, and other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the Board of Directors.

        Section 4.07 Vice President. In the absence of the President, or in the event of such officer's death, disability or refusal to act, the Vice President, or in the event there is more



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than one Vice President, the Vice Presidents in the order designated at the time of their selection, or in the absence of any such designation, then in the order of their selection, shall perform the duties of President, and when so acting, shall have all the powers and be subject to all restrictions upon the President. Each Vice President shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the President or by the Board of Directors.

        Section 4.08 Secretary. The Secretary shall see that notices for all meetings are given in accordance with the provisions of these Bylaws and as required by law, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the President or by the Board of Directors.

        The Assistant Secretary or the Assistant Secretaries, in the order of their seniority, shall, in the absence or disability of the Secretary, or in the event of such officer's refusal to act, perform the duties of Secretary and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. Each Assistant Secretary shall have all such other authority and perform all such other duties as are incident to such office or as may be assigned or delegated from time to time by the President or by the Board of Directors.

        Section 4.09 Chief Financial Officer. The Chief Financial Officer shall have all such authority and perform all such duties as are incident to such office or as may be delegated or assigned from time to time by the President or by the Board of Directors.

        Section 4.10 Treasurer. The Treasurer shall have custody of all moneys and securities of the Corporation and shall keep regular books of account. Such officer shall disburse the funds of the Corporation in payment of the just demands against the Corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors from time to time as may be required of such officer, an account of all transactions as Treasurer and of the financial condition of the Corporation. Such officer shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned by the President or by the Board of Directors.

        The Assistant Treasurer or the Assistant Treasurers, in the order of their seniority, shall, in the absence or disability of the Treasurer, or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Treasurer, and shall have all such other authority and perform all such other duties as are incident to such office or as may be delegated or assigned from time to time by the by the President or by the Board of Directors.

        Section 4.11 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that such officer is also a director of the Corporation.

        Section 4.12 Officers Holding More than One Office. Any two or more offices may be held by the same person.

        Section 4.13 Approval of Loans to Directors and Officers. The Corporation may, upon the approval of the Board of Directors alone, make loans of money or property to, or



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guarantee the obligations of, any director or officer of the Corporation or its parent or subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guaranties provided that (i) the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the Corporation, (ii) the Corporation has outstanding shares held of record by 100 or more persons (determined as provided in Section 605 of the California Corporations Code) on the date of approval by the Board of Directors, and (iii) the approval of the Board of Directors is by a vote sufficient without counting the vote of any interested director or directors.

                                   Article 5.

                                 - MISCELLANEOUS

        Section 5.01 Record Date and Closing of Stock Books. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders or entitled to receive payment of any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any other lawful action. The record date so fixed shall not be more than sixty (60) nor less than ten (10) days prior to the date of the meeting or event for the purposes of which it is fixed. When a record date is so fixed, only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

        In the event that no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders will be at the close of business on the calendar day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the calendar day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of the shareholders will apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of a period of not more than sixty (60) days prior to the date of a shareholders' meeting, the date when the right to any dividend, distribution, or allotment of rights vests, or the effective date of any change, conversion or exchange of shares.

        Section 5.02 Certificates. Certificates of stock shall be issued in numerical order and each shareholder shall be entitled to a certificate signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and the Chief Financial Officer, the Secretary or an Assistant Secretary, certifying to the number of shares owned by such shareholder. Any or all of the signatures on the certificate may be facsimile. Prior to the due presentment for registration of transfer in the stock transfer book of the Corporation, the registered owner shall be treated as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as expressly provided otherwise by the laws of the State of California.



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        The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the owners of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

        Section 5.03 Representation of Shares in Other Corporations. Shares of other corporations standing in the name of this Corporation may be voted or represented and all incidents thereto may be exercised on behalf of the Corporation by the Chairman of the Board, the President or any Vice President and the Chief Financial Officer or the Secretary or an Assistant Secretary.

        Section 5.04 Fiscal Year. The fiscal year of the Corporation shall end on the last Saturday of July.

        Section 5.05 Annual Reports. The Annual Report to shareholders, described in the California Corporations Code, is expressly waived and dispensed with.

        Section 5.06 Amendments. Bylaws may be adopted, amended, or repealed by the vote or the written consent of shareholders entitled to exercise a majority of the voting power of the Corporation. Subject to the right of shareholders to adopt, amend, or repeal Bylaws, Bylaws may be adopted, amended, or repealed by the Board of Directors, except that a Bylaw amendment thereof changing the authorized number of directors may be adopted by the Board of Directors only if these Bylaws permit an indefinite number of directors and the Bylaw or amendment thereof adopted by the Board of Directors changes the authorized number of directors within the limits specified in these Bylaws.

        Section 5.07 Indemnification of Corporate Agents.

        (a) The Corporation shall indemnify each of its agents against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by such person by reason of such person's having been made or having threatened to be made a party to a proceeding to the fullest extent permissible by the provisions of Section 317 of the California Corporations Code. The terms "agent," "proceeding" and "expenses" made in this Section 7 shall have the same meaning as such terms in said Section 317.

        (b) Expenses reasonably incurred by an agent of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was an agent of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of California.



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        (c) Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent's duty to the Corporation or its shareholders.



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